Exhibit 4.14

NUMBER VZ [Verizon Communications Inc. Corporate Seal] SHARES COMMON STOCK CUSIP 92343V 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS. THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com Verizon Communications Inc. Incorporated under the laws of the State of Delaware [Verizon Logo] THIS IS TO CERTIFY THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Verizon Communications Inc. transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the Seal of the Corporation and the signatures of its duly authorized officers. COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. Transfer Agent and Registrar BY: /s/ Stephen Cesso Authorized Signature DATED: /s/ Lowell McAdam /s/ Matthew Ellis AMERICAN FINANCIAL PRINTING, INC. Chairman and Chief Executive Officer Senior Vice President and Treasurer

VERIZON COMMUNICATIONS INC.

The Corporation will furnish to any stockholder, upon request to its principal office or to any of its transfer offices and without charge, a full statement of the designations, relative rights, preferences and limitations of its Common Stock and of each series of its Series Preferred Stock so far as the same have been fixed and a full statement of the authority of the board of directors to designate and fix the relative rights, preferences and limitations of each series of its Series Preferred Stock so far as the same have not been fixed.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) Under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common	(Name) CUST (Name) UNIF TRANS MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer ______ shares represented by the within certificate unto

PLEASE PRINT OR TYPE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFYING NUMBER, NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

SHARES

PLEASE PRINT OR TYPE: SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFYING NUMBER, NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

SHARES

PLEASE PRINT OR TYPE• SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFYING NUMBER, NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

SHARES

and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the records of the within named Corporation with full power of substitution in the premises.

Dated,

IMPORTANT { BEFORE SIGNING, READ AND COMPLY CAREFULLY WITH REQUIREMENTS PRINTED BELOW.

THE SlGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED IN ACCORDANCE WITH THE TRANSFER AGENTS SPECIFICATIONS.